UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2017

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Kforce Inc.
(Exact name of registrant as specified in its charter)

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FLORIDA	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2017, Kforce Inc. (the “Firm”), changed its severance policy for executive employment agreements. All new executive employment agreements, along with any amendments to existing executive employment agreements, entered into by the Firm will provide for severance benefits (whether related to a termination following a change of control, termination without cause or resignation for good reason) no greater than 2.99 times the sum of: (a) the employee’s base salary, plus (b) the average of the employee’s last two years’ cash incentive plan payment or other annual cash bonus or award. Additionally, the Firm also determined that in all new executive employment agreements, along with any amendments to existing executive employment agreements, it will exclude from any severance calculation (whether related to termination following change in control, termination without cause or resignation for good reason) any non-cash form of compensation, including equity awards.
As a result of the implementation of this policy, given the fact that the employment agreement of Mr. Peter M. Alonso, the Firm’s Chief Talent Officer, had recently been amended on February 20, 2017 as a result of recent changes in his duties, the Firm indicated to Mr. Alonso that his employment agreement would be amended to implement the new policy as a condition to his continued employment. Mr. Alonso, on March 31, 2017, declined to accept the proposed amendment and, as a result of this and the recent changes in his duties, notified the Firm he was resigning for good reason pursuant to the terms of his employment agreement. Mr. Alonso’s resignation was accepted by the Firm and he will be paid $862,110.00 pursuant to the terms of his employment agreement as severance, which equates to 1.6 times Mr. Alonso’s current base salary plus the average of the last two years’ annual cash incentive. Mr. Alonso will forfeit all unvested equity awards as of the date of separation from the Firm, which is expected to be May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kforce Inc.
(Registrant)

Date: April 5, 2017	By:	/s/ DAVID M. KELLY
David M. Kelly
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: April 5, 2017	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman
Senior Vice President, Finance & Accounting
(Principal Accounting Officer)